UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2015

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 772-7589
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On November 10, 2015, Spark Therapeutics, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Presbyterian Medical Center of the University of Pennsylvania Health System d/b/a Penn Presbyterian Medical Center, a Pennsylvania non-profit corporation (the “Sublessor”), for approximately 14,000 square feet of office space at 3737 Market Street, 11th Floor, Philadelphia, Pennsylvania.

The term of the Sublease will commence after the landlord of the property, Wexford UCSC 3737, LLC (the “Landlord"), consents to the Sublease and after the Company pays to the Sublessor $1.2 million, which the Company expects to occur on or about November 20, 2015.  The Sublease will terminate thirty-six months following the commencement date of the Sublease.

Under the terms of the Sublease, from the commencement date of the Sublease until August 31, 2016, the Company’s monthly rent will be $25,710 per month. After August 31, 2016, the rent payments increase approximately 2.5% per annum.

Under the Sublease, the Company has the option, with 120 days written notice to the Sublessor, to assign or sublease to the Sublessor the Company’s lease of office space at 3737 Market Street, 13th Floor, Philadelphia, Pennsylvania (the “Office Space”) on the same terms as set forth in the Company’s lease.  After January 2, 2022, the Sublessor also will have the option, with 120 days written notice to the Company, to take possession of the Office Space through assignment or sublease, provided such assignment or sublease does not materially and detrimentally harm the business operations of the Company.  In the event that the exercise by Sublessor of its option for the Office Space would materially and detrimentally harm the business operations of the Company, the Company is obligated to use commercially reasonable efforts to remedy the underlying cause giving rise to such material and detrimental harm so as to affect the intended assignment or sublease of the Office Space to the Sublessor.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Sublease Agreement between Spark Therapeutics, Inc. and Penn Presbyterian Medical Center, dated November 10, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: November 16, 2015	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel

Exhibit Index

Exhibit 99.1	Sublease Agreement between Spark Therapeutics, Inc. and Penn Presbyterian Medical Center, dated November 10, 2015.